Exhibit 23.2







                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Nextel Communications, Inc., on Form S-8, of our report dated March 25, 1996, appearing in the Form 10-K of Nextel Communications, Inc. for the year ended December 31, 1995, which is part of this Registration Statement.



DELOITTE & TOUCHE LLP
New York, New York
June 14, 1996

                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Nextel Communications, Inc., on Form S-8, of our report dated March 20, 1996, relating to the consolidated financial statements of Dial Page, Inc., which is part of this Registration Statement.



DELOITTE & TOUCHE LLP
New York, New York
June 14, 1996